UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  October 26, 2004

                              ____________________

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                               75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)


    CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address of principal executive office)
                                   (Zip Code)

       Registrant's telephone number, including area code: (214) 234-4000

Item  2.02  Results  of  Operations  and  Financial  Condition

On October 26, 2004, Pegasus Solutions, Inc. issued a press release announcing its unaudited financial results for the third quarter ended September 30, 2004 as well as other business matters. Attached to this current report on Form 8-K is a copy of the related press release dated October 26, 2004.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.


Exhibit  Number                    Description
---------------                    -----------
    99.1                       Press  release  issued  October  26,  2004

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PEGASUS SOLUTIONS, INC.


October  26,  2004                                       /s/  SUSAN  K.  COLE
                                                      -------------------------
                                                      Chief  Financial  Officer

                                  EXHIBIT INDEX

          Exhibit  Number                         Description
          ---------------                         -----------
               99.1                    Press release  issued  October 26, 2004

Exhibit 99.1     Press release issued October 26, 2004


                                         Contacts:
                                            Pegasus  Solutions
                                            Marcie  Hyder  214-234-4120
                                            Press:  Cindy  Foor  214-234-4129


           PEGASUS SOLUTIONS REPORTS SOLID THIRD QUARTER 2004 RESULTS
                 REVENUE AND EPS IN LINE WITH COMPANY'S GUIDANCE

-    Q3  2004  revenues  -  $49.5  million
-    Q3  2004  diluted  EPS  (GAAP)  -  $0.17
-    Q3  2004  diluted  EPS  (Cash)  -  $0.19
- Estimated revenues - Q4 2004 $44 million to $46 million; FY 2004 $190 million to $192 million
-    Estimated  diluted  EPS  (GAAP)  - Q4 2004 $0.08 to $0.10; FY 2004 $0.34 to
     $0.36
-    Estimated  diluted  EPS  (Cash)  - Q4 2004 $0.12 to $0.14; FY 2004 $0.49 to
     $0.51

DALLAS, OCTOBER 26, 2004 - Pegasus Solutions, Inc. (Nasdaq: PEGS), a global leader in providing technology and services to hotels and travel distributors, today reported its financial results for the third quarter ended September 30, 2004. Revenues and cash earnings per share for the quarter were in line with the company's guidance, and cash earnings per share reached the high end of the company's guidance.

"I am happy to report another solid quarter," said John F. Davis III, president, chief executive officer and chairman of Pegasus Solutions. Davis continued:
"We have made significant progress on the product development priorities we set for this year, including bringing PegasusCentralTM back on line and introducing our new PegsTourTM service. I am also proud to announce that we closed more business during the third quarter than any other quarter in company history. This is a direct result of our commitment to executing and our improved focus on sales and marketing efforts this year."

THIRD  QUARTER 2004 FINANCIAL HIGHLIGHTS (See attached tables for reconciliation
----------------------------------------    to  non-GAAP  measures).
- Revenues increased 8 percent to $49.5 million compared to $45.8 million in the third quarter of 2003.
- On a GAAP basis, net income per diluted share was $0.17 compared to $0.15 in the same quarter in 2003.
- Cash earnings increased 6 percent to $0.19 per diluted share compared to $0.18 per diluted share in the third quarter of 2003.
- EBITDA was $11.2 million, or 23 percent of revenues, compared to EBITDA of $11.6 million, or 25 percent of revenues, and adjusted EBITDA margin of 26 percent in the year-ago quarter. Net income was $3.8 million, which was flat compared to the year-ago quarter.
- Pegasus repurchased 1.2 million shares of common stock at an aggregate cost of $15.0 million during the third quarter, completing two stock buyback programs for a total of 4.0 million shares at $48.0 million year to date.
- Operating cash flows were $11.8 million, compared to $11.0 million in the third quarter last year.

"We continue to have year-over-year growth in our top line despite price competition," said Susan K. Cole, executive vice president and chief financial officer. "And operating cash flow increased 7 percent, even though we had higher expenses primarily related to sales and marketing and other activities with a focus on increasing revenues."

THIRD  QUARTER  2004 SERVICE  LINE  REVIEW
-----------------------------------------
- Service revenues for representation services were $18.7 million in the third quarter, an increase of 27 percent year-over-year. A significant portion of this increase was related to Unirez by PegasusTM, the company's high-tech reservation and distribution toolkit for independent hotels. In addition, the company's full-service offering, Utell by PegasusTM, which includes additional marketing and revenue management, experienced a 2 percent increase in reservation volume and a 9 percent increase in implied average daily room rates. These increases were offset by a decrease in non-reservation revenues and the average commission earned percentage. Pegasus added a net 352 properties to its representation portfolio and now serves nearly 8,000 independent and small hotel group properties.
- Compared to the third quarter of 2003, financial services revenues increased 15 percent to $9.4 million, primarily due to a 10 percent increase in gross commissions processed. This service line also benefited from improved average daily room rates. During the quarter, the company extended its agreement with Hyatt Hotels & Resorts to provide commission processing services.
- Third quarter service revenues for Pegasus' distribution services were $7.2 million, a 14 percent decrease year-over-year, primarily driven by a 9 decrease in Internet transactions. The decrease in Internet transactions reflects an increase in the percentage of Internet bookings made at hotel companies' proprietary Web sites; these transactions do not utilize
     Pegasus' Internet distribution service. In addition, reduced pricing resulting from Priceline.com's purchase of Travelweb LLC negatively affected year-over-year comparisons, as expected. However, GDS transactions increased 6 percent, partially offsetting lower Internet volumes. During the quarter, Pegasus renewed its agreement with Hyatt Hotels & Resorts to provide GDS and Internet distribution services and signed a new agreement with Lastminute.com. The company also signed up a number of hotel companies and tour/wholesale operators for PegsTour - an innovative service designed to automate hotel bookings for wholesale and tour operators.
- Third quarter service revenues for the company's central reservation service were $9.3 million, down 7 percent on a year-over-year basis, despite a slight increase in net transactions processed. Pegasus has been successful at renewing central reservation system (CRS) contracts in a competitive marketplace and has not lost an existing CRS customer to a competitor this year. However, lower unit pricing on contract renewals has negatively impacted year-over-year revenue comparisons.
- Property services revenues were $1.1 million in the third quarter compared to $1.6 million in the third quarter of 2003. The company remains on schedule for bringing PegasusCentral back on line.

OUTLOOK  FOR  2004
------------------
-    Q4  2004  revenues  estimated  to  range  from  $44  million to $46 million
-    Q4  2004  diluted  EPS  (GAAP)  estimated  to  range  from  $0.08  to $0.10
-    Q4  2004  diluted  EPS  (Cash)  estimated  to  range  from  $0.12  to $0.14
-    Full  year  2004  revenue  estimate  of  $190  million  to  $192  million
-    Full  year  2004  diluted  EPS  (GAAP)  estimate  of  $0.34  to  $0.36
-    Full  year  2004  diluted EPS (Cash) estimated to range from $0.49 to $0.51

Regarding the company's financial outlook, Cole said: "I am very pleased with our strong sales pipeline, and we are closing record numbers of deals. However, new business was back-end weighted in our original guidance, and we did not close enough new business earlier in the year to meet the high end of our fourth quarter revenue target. This is why - combined with our relatively long sales and implementation cycle - we expect to come in closer to the low end of our original revenue guidance."

Davis concluded: "From the beginning of this year, we have been firmly focused on delivering on promises made to our customers, our shareholders and our employees. I believe the commitments we have made to product development, customer satisfaction and sales and marketing efforts have positioned us well for 2005 and beyond."

RECONCILIATION  OF  NON-GAAP  FINANCIAL  MEASURES
-------------------------------------------------
Reconciling items between GAAP net income (loss) and cash earnings primarily consist of purchase accounting amortization, restructure costs and other items the company expects to be non-recurring. Schedules that reconcile GAAP amounts to cash earnings, EBITDA and adjusted EBITDA are included with this release, as well as the presentation accompanying the company's conference call webcast. Reconciling items between EBITDA and adjusted EBITDA consist of restructure charges and other non-recurring items.

CONFERENCE  CALL
----------------
Pegasus will host a conference call today at 5:00 p.m. Eastern Time and will simultaneously broadcast it live over the Internet. To access the webcast, go to www.pegs.com and click "Investor." The online archive of the webcast will be
   ------------
available  two  hours  after  the  call  for  30  days.

ABOUT  PEGASUS  SOLUTIONS,  INC.
--------------------------------
Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a global leader in providing technology and services to hotels and travel distributors. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 50,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, property management systems, and marketing representation services. The company's representation services, including Utell by Pegasus and Unirez by Pegasus, are used by nearly 8,000 member hotels in 140 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 17 offices in 12 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.
       ------------

Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial projections, estimated transaction volumes and expected average daily room rates, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services, the level of product and price competition from existing and new competitors, delays in developing, marketing and deploying new products and services, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's Annual Report on Form 10-K for the year ended December 31, 2003.

The conference call may include other forward-looking statements related to transaction volume and average daily room rates. Such information can be found in the presentation accompanying the conference call webcast. To access the webcast, go to www.pegs.com and click "Investor."
                  ------------

The company believes that presentation of non-GAAP financial measures such as cash earnings per share, EBITDA and adjusted EBITDA is useful because it allows investors and the company to evaluate and compare the company's core cash-based operating results from ongoing operations from period to period in a more meaningful and consistent manner than relying exclusively on GAAP financial measures. Non-GAAP financial measures however should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP in the United States. In addition, Pegasus' calculation of cash earning per share, EBITDA and adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. Schedules that reconcile cash earnings per share, EBITDA and adjusted EBITDA to the most directly comparable GAAP amounts are included with this release and the presentation accompanying the company's conference call webcast.
                                      # # #

                             PEGASUS SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                        Three Months Ended  Nine Months Ended
                                          September 30,       September 30,
                                          -------------       -------------

                                         2004      2003      2004       2003
                                       --------  --------  ---------  ---------
Revenues:
  Service revenues                     $45,574   $42,868   $133,279   $121,362
  Customer reimbursements                3,929     2,892     11,549      8,242
                                       --------  --------  ---------  ---------
  Total revenues                        49,503    45,760    144,828    129,604
                                       --------  --------  ---------  ---------

Costs of services:
  Cost of services                      23,191    21,141     71,491     64,283
  Customer reimbursements                3,929     2,892     11,549      8,242
                                       --------  --------  ---------  ---------
  Total costs of services               27,120    24,033     83,040     72,525
                                       --------  --------  ---------  ---------

Research and development                   758       949      3,289      3,545
General and administrative expenses      5,589     5,543     17,813     17,925
Marketing and promotion expenses         4,815     3,531     14,509     11,946
Depreciation and amortization            5,401     5,185     17,077     22,459
Restructure costs                            -        80          -      5,949
                                       --------  --------  ---------  ---------
Operating income (loss)                  5,820     6,439      9,100     (4,745)

Other income (expense):
  Gain on sale                               -         -      1,961          -
  Interest income (expense), net          (498)     (254)    (1,523)       346
  Other                                    159       240       (134)       270
                                       --------  --------  ---------  ---------
Income (loss) before income taxes        5,481     6,425      9,404     (4,129)

Income tax benefit (expense)            (1,695)   (2,578)    (3,194)     1,682
                                       --------  --------  ---------  ---------

Net income (loss)                      $ 3,786   $ 3,847   $  6,210   $ (2,447)
                                       ========  ========  =========  =========

Net income (loss) per share:
  Basic                                $  0.17   $  0.15   $   0.27   $  (0.10)
                                       ========  ========  =========  =========
  Diluted                              $  0.17   $  0.15   $   0.26   $  (0.10)
                                       ========  ========  =========  =========

Weighted average shares outstanding:
  Basic                                 22,131    24,986     23,355     24,803
                                       ========  ========  =========  =========
  Diluted                               22,498    25,711     23,680     24,803
                                       ========  ========  =========  =========

                             PEGASUS SOLUTIONS, INC.
       RECONCILIATION OF GAAP EARNINGS PER SHARE TO CASH EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                           Three Months Ended
                                                           September 30, 2004
                                              -------------------------------------------


                                              As Reported    Adjustments    Cash Earnings
                                             -------------  -------------  ---------------
Revenues:
  Service revenues                           $     45,574   $          -   $       45,574
  Customer reimbursements                           3,929              -            3,929
                                             -------------  -------------  ---------------
  Total revenues                                   49,503              -           49,503
                                             -------------  -------------  ---------------

Costs of services:
  Cost of services                                 23,191              -           23,191
  Customer reimbursements                           3,929              -            3,929
                                             -------------  -------------  ---------------
  Total costs of services                          27,120              -           27,120
                                             -------------  -------------  ---------------

Research and development                              758              -              758
General and administrative expenses                 5,589              -            5,589
Marketing and promotion expenses                    4,815              -            4,815
Depreciation and amortization                       5,401         (1,393) (1)       4,008
                                             -------------  -------------          -------
Operating income                                    5,820          1,393            7,213

Other income (expense):
  Gain on sale                                          -              -                -
  Interest income (expense), net                     (498)             -             (498)
  Other                                               159              -              159
                                             -------------  -------------  ---------------
Income before income taxes                          5,481          1,393            6,874

Income tax expense                                 (1,695)          (917) (2)      (2,612)
                                             -------------  -------------          -------

Net income                                   $      3,786   $        476   $        4,262
                                             =============  =============  ===============

Diluted net income per share                 $       0.17   $       0.02   $         0.19
                                             =============  =============  ===============

Diluted weighted average shares outstanding        22,498              -           22,498
                                             =============  =============  ===============

     Notes:
     ------
     (1) To adjust for amortization of purchased identifiable intangible assets.
     (2) To adjust income tax expense for assumed 38% tax rate for cash earnings.

                             PEGASUS SOLUTIONS, INC.
       RECONCILIATION OF GAAP EARNINGS PER SHARE TO CASH EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                          Three Months Ended
                                                          September 30, 2003
                                              -------------------------------------------


                                              As Reported    Adjustments    Cash Earnings
                                             -------------  -------------  ---------------
Revenues:
  Service revenues                           $     42,868   $          -   $       42,868
  Customer reimbursements                           2,892              -            2,892
                                             -------------  -------------  ---------------
  Total revenues                                   45,760              -           45,760
                                             -------------  -------------  ---------------

Costs of services:
  Cost of services                                 21,141              -           21,141
  Customer reimbursements                           2,892              -            2,892
                                             -------------  -------------  ---------------
  Total costs of services                          24,033              -           24,033
                                             -------------  -------------  ---------------

Research and development                              949              -              949
General and administrative expenses                 5,543              -            5,543
Marketing and promotion expenses                    3,531              -            3,531
Depreciation and amortization                       5,185           (810) (1)       4,375
Restructure costs                                      80            (80) (2)           -
                                             -------------  -------------          -------
Operating income                                    6,439            890            7,329

Other income (expense):
  Interest income, net                               (254)             -             (254)
  Other                                               240              -              240
                                             -------------  -------------  ---------------
Income before income taxes                          6,425            890            7,315

Income tax expense                                 (2,578)          (202) (3)      (2,780)
                                             -------------  -------------          -------

Net income                                   $      3,847   $        688   $        4,535
                                             =============  =============  ===============

Diluted net income per share                 $       0.15   $       0.03   $         0.18
                                             =============  =============  ===============

Diluted weighted average shares outstanding        25,711              -           25,711
                                             =============  =============  ===============

     Notes:
     ------
     (1) To adjust for amortization of purchased identifiable intangible assets.
     (2) To adjust for non-recurring restructure costs.
     (3) To adjust income tax benefit (expense) for assumed 38% tax rate for cash earnings.

                             PEGASUS SOLUTIONS, INC.
       RECONCILIATION OF GAAP EARNINGS PER SHARE TO CASH EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                          Nine Months Ended
                                                         September 30, 2004
                                              ------------------------------------------


                                              As Reported    Adjustments    Cash Earnings
                                             -------------  -------------  ---------------
Revenues:
  Service revenues                           $    133,279   $          -   $      133,279
  Customer reimbursements                          11,549              -           11,549
                                             -------------  -------------  ---------------
  Total revenues                                  144,828              -          144,828
                                             -------------  -------------  ---------------

Costs of services:
  Cost of services                                 71,491         (1,915) (1)      69,576
  Customer reimbursements                          11,549              -           11,549
                                             -------------  -------------  ---------------
  Total costs of services                          83,040         (1,915)          81,125
                                             -------------  -------------  ---------------

Research and development                            3,289              -            3,289
General and administrative expenses                17,813           (465) (1)      17,348
Marketing and promotion expenses                   14,509              -           14,509
Depreciation and amortization                      17,077         (4,180) (2)      12,897
                                             -------------  -------------          -------
Operating income                                    9,100          6,560           15,660

Other income (expense):
  Gain on sale                                      1,961         (1,961) (3)           -
  Interest income (expense), net                   (1,523)             -           (1,523)
  Other                                              (134)             -             (134)
                                             -------------  -------------  ---------------
Income before income taxes                          9,404          4,599           14,003

Income tax expense                                 (3,194)        (2,127) (4)      (5,321)
                                             -------------  -------------          -------

Net income                                   $      6,210   $      2,472   $        8,682
                                             =============  =============  ===============

Diluted net income per share                 $       0.26   $       0.11   $         0.37
                                             =============  =============  ===============

Diluted weighted average shares outstanding        23,680              -           23,680
                                             =============  =============  ===============

     Notes:
     ------
     (1) To adjust for severance and other non-recurring costs related to the company's information technology organization.
     (2) To adjust for amortization of purchased identifiable intangible assets.
     (3) To adjust for gain on sale of Travelweb LLC.
     (4) To adjust income tax expense for assumed 38% tax rate for cash earnings.

                             PEGASUS SOLUTIONS, INC.
       RECONCILIATION OF GAAP EARNINGS PER SHARE TO CASH EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                           Nine Months Ended
                                                          September 30, 2003
                                               -------------------------------------------


                                               As Reported    Adjustments    Cash Earnings
                                              -------------  -------------  ---------------
Revenues:
  Service revenues                            $    121,362   $          -   $      121,362
  Customer reimbursements                            8,242              -            8,242
                                              -------------  -------------  ---------------
  Total revenues                                   129,604              -          129,604
                                              -------------  -------------  ---------------

Costs of services:
  Cost of services                                  64,283              -           64,283
  Customer reimbursements                            8,242              -            8,242
                                              -------------  -------------  ---------------
  Total costs of services                           72,525              -           72,525
                                              -------------  -------------  ---------------

Research and development                             3,545              -            3,545
General and administrative expenses                 17,925              -           17,925
Marketing and promotion expenses                    11,946              -           11,946
Depreciation and amortization                       22,459         (9,424) (1)      13,035
Restructure costs                                    5,949         (5,949) (2)           -
                                              -------------  -------------          -------
Operating income (loss)                             (4,745)        15,373           10,628

Other income (expense):
  Interest income (expense), net                       346              -              346
  Other                                                270              -              270
                                              -------------  -------------  ---------------
Income (loss) before income taxes                   (4,129)        15,373           11,244

Income tax benefit (expense)                         1,682         (5,955) (3)      (4,273)
                                              -------------  -------------          -------

Net income (loss)                             $     (2,447)  $      9,418   $        6,971
                                              =============  =============  ===============

Diluted net income (loss) per share           $      (0.10)  $       0.37   $         0.27
                                              =============  =============  ===============

Diluted weighted average shares outstanding         24,803            577  (4)      25,380
                                              =============  =============          =======

     Notes:
     ------
     (1) To adjust for amortization of purchased identifiable intangible assets.
     (2) To adjust for non-recurring restructure costs.
     (3) To adjust income tax benefit (expense) for assumed 38% tax rate for cash earnings.
     (4) Represents shares issuable upon the exercise of stock options.

                             PEGASUS SOLUTIONS, INC.
                  RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                     Three Months Ended September 30,
                                          --------------------

                                            2004       2003
                                          ---------  ---------
Total revenues                            $ 49,503   $ 45,760
                                          =========  =========

Operating income (1)                         5,820      6,439
Add:  depreciation and amortization          5,401      5,185
                                          ---------  ---------

EBITDA                                    $ 11,221   $ 11,624
                                          =========  =========

EBITDA margin                                   23%        25%

Adjustments:
  Restructure costs                              -         80
  Non-recurring items                            -        170 (3)
                                          ---------  ---------

Adjusted EBITDA                           $ 11,221   $ 11,874
                                          =========  =========

Adjusted EBITDA margin                          23%        26%


                                      Nine Months Ended September 30,
                                          --------------------
                                              2004       2003
                                          ---------  ---------

Total revenues                            $144,828   $129,604
                                          =========  =========

Operating income (loss) (1)                  9,100     (4,745)
Add:  depreciation and amortization         17,077     22,459
                                          ---------  ---------

EBITDA                                    $ 26,177   $ 17,714
                                          =========  =========

EBITDA margin                                   18%        14%

Adjustments:
  Restructure costs                              -      5,949
  Non-recurring items                        2,380 (2)  1,428 (3), (4)
                                          ---------     ------

Adjusted EBITDA                           $ 28,557   $ 25,091
                                          =========  =========

Adjusted EBITDA margin                          20%        19%


      (1) For  reconciling  items  between  operating  income (loss) and net income  (loss),  see  the
          Condensed  Consolidated  Statements of Operations (unaudited) included in  this  release.
      (2) Amount  represents severance and other non-recurring costs related to  changes  in  the company's  information  technology  organization.
      (3) Amount  includes  transition-related activities resulting from the company's strategic  integration.  These  costs  cannot  be  classified  as restructure  costs  because they  provide some future benefit to ongoing operations.
      (4) Amount includes costs related to moving the company's Phoenix facilities.

                             PEGASUS SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                              SEPTEMBER 30,  DECEMBER 31,

                                                  2004         2003
                                                ---------    ---------
ASSETS

Cash and cash equivalents                       $ 28,814     $ 58,983
Short-term investments                             7,033        4,046
Accounts receivable, net                          29,108       22,298
Other current assets                              12,126       11,092
                                                ---------    ---------
  Total current assets                            77,081       96,419

Goodwill, net                                    164,120      164,120
Intangible assets, net                             6,328        7,831
Property and equipment, net                       75,095       75,474
Other noncurrent assets                           12,884       22,716
                                                ---------    ---------
    Total assets                                $335,508     $366,560
                                                =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities        $ 28,323     $ 24,672
Unearned income                                    7,130        7,213
Other current liabilities                          5,693        5,477
                                                ---------    ---------
  Total current liabilities                       41,146       37,362

Noncurrent uncleared commission checks             5,267        4,545
Other noncurrent liabilities                      21,032       20,997
Convertible debt                                  75,000       75,000

Commitments and contingencies

Stockholders' equity:
  Common stock                                       218          251
  Additional paid-in capital                     249,499      290,828
  Unearned compensation                             (437)           -
  Accumulated other comprehensive loss              (838)        (834)
  Accumulated deficit                            (55,379)     (61,589)
                                                ---------    ---------
    Total stockholders' equity                   193,063      228,656
                                                ---------    ---------
    Total liabilities and stockholders' equity  $335,508     $366,560
                                                =========    =========